Index of Financial Statements and Exhibits to be Filed in EDGAR
         ---------------------------------------------------------------

A-1 Financial statements of FirstEnergy Solutions Corp. for the quarter ended March 31, 2003.

A-2 Financial statements of GPU Advanced Resources, Inc. for the quarter ended March 31, 2003.

A-3 Financial statements of GPU Diversified Holdings LLC for the quarter ended March 31, 2003.

C    Certificate of FirstEnergy Corp.